As filed with the Securities and Exchange Commission on August 9, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Eagle Bulk Shipping Inc.
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	98-0453513
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of Principal Executive Offices, Including Zip Code)

EAGLE BULK SHIPPING INC. AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Daniel Fisher, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
(212) 872-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01	3,171,314	$4.16	$13,192,666	$1,599

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of common stock of Eagle Bulk Shipping Inc., par value $0.01 per share (the “Common Stock”), that may become issuable pursuant to the adjustment provisions of the Eagle Bulk Shipping Inc. Amended and Restated 2016 Equity Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act. The price for the 3,171,314 shares of Common Stock being registered hereby is based on a price of $4.16, which is the average of the high and low trading prices per share of Common Stock as reported on the Nasdaq Global Select Market on August 8, 2019.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk” or the “Registrant”), relating to the registration of (i) 2,500,000 shares of additional shares of its Common Stock, issuable under the Eagle Bulk Shipping Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”), which was approved by Eagle Bulk’s shareholders on June 7, 2019 and (ii) 671,314 shares previously issued pursuant to Eagle Bulk’s Form S-8 (File No. 333-215118) (the “Prior Registration Statement”), which were subsequently recycled pursuant to the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan (the “Prior Plan”) and are available for issuance under the Plan. The Plan amended and restated the Prior Plan to (i) increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan to 7,848,616 shares, which includes 5,348,616 shares of Common Stock that were issuable under the Prior Plan, (ii) eliminate the recycling of shares tendered or withheld to satisfy the grant or exercise price of awards or participant tax withholding obligations and (iii) prohibit the repricing of stock options and stock appreciation rights without the approval of Eagle Bulk’s shareholders.
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2019;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 8, 2019;

(c)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 6, 2019;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 31, 2019, June 7, 2019, July 24, 2019, July 25, 2019 and August 2, 2019; and;

(e)
The description of the Registrant’s Common Stock contained in Item 8.01 of its Current Report on Form 8-K, filed on December 15, 2016, including any subsequently filed amendments and reports updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description
4.1
Third Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-33831) filed with the Commission on August 4, 2016).

4.2
Second Amended and Restated By-Laws of Eagle Bulk Shipping Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-33831) filed with the Commission on October 16, 2014).

4.3#
Eagle Bulk Shipping Inc. Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33831) filed with the Commission on April 25, 2019).

4.4#
Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33831) filed with the Commission on November 4, 2016).

4.5
Form of Specimen Stock Certificate of Eagle Bulk Shipping Inc., incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the SEC on October 16, 2014; File No. 001-33831.

4.6
Form of Specimen Warrant Certificate of Eagle Bulk Shipping Inc., incorporated by reference to Exhibit 4.2 to the Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the SEC on October 16, 2014; File No. 001-33831.

4.7
Amended and Restated Registration Rights Agreement, dated as of May 13, 2016, by and between Eagle Bulk Shipping Inc. and the Holders party thereto, incorporated by reference to Exhibit 10.1 to the Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the SEC on May 17, 2016; File No. 001-33831.

4.8#
Form of Restricted Stock Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the SEC on March 7, 2017; File No. 001-33831.

4.9#
Form of Option Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to the Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the SEC on March 7, 2017; File No. 001-33831.

5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Reed Smith (contained in Exhibit 5.1 filed herewith).

* Filed herewith.
# Compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 9, 2019.

EAGLE BULK SHIPPING INC.
(registrant)

By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Gary Vogel and Frank De Costanzo, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date presented. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Name	Title	Date

/s/ Gary Vogel	Chief Executive Officer and Director	August 9, 2019
Gary Vogel	(Principal Executive Officer)

/s/ Frank De Costanzo	Chief Financial Officer	August 9, 2019
Frank De Costanzo	(Principal Financial and Accounting Officer)

/s/ Paul M. Leand, Jr.	Chairman of the Board of Directors	August 9, 2019
Paul M. Leand, Jr.

/s/ Randee E. Day	Director	August 9, 2019
Randee E. Day

/s/ Justin A. Knowles	Director	August 9, 2019
Justin A. Knowles

/s/ Bart Veldhuizen	Director	August 9, 2019
Bart Veldhuizen

/s/ Gary Weston	Director	August 9, 2019
Gary Weston

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of Stamford, State of Connecticut, on August 9, 2019.

EAGLE BULK (DELAWARE) LLC
By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer